EXHIBIT 99.1

Contact:	Michelle M. Dawson Vice President of Investor Relations Developers Diversified Ph: 216.755.5500 Email: mdawson@ddr.com	Dione McConnell Director of Investor Relations Inland Retail Real Estate Trust, Inc. Ph: 630.368.2234 Email: mcconnell@inland-retail.com
DEVELOPERS DIVERSIFIED AND INLAND RETAIL REAL ESTATE TRUST, INC.
ANNOUNCE CALCULATION OF STOCK MERGER CONSIDERATION
Cleveland, Ohio — February 19, 2007 — Developers Diversified (NYSE: DDR), the leading owner, operator and developer of market-dominant community centers in the U.S., and Inland Retail Real Estate Trust, Inc. (“IRRETI”) announced today that in connection with Developers Diversified’s proposed acquisition of IRRETI, IRRETI shareholders will receive a 0.021569 common share of Developers Diversified and $12.50 in cash for each share of IRRETI common stock. IRRETI shareholders will also be entitled to receive accrued but unpaid dividends for the month of February in cash, prorated in accordance with the merger agreement.
Developers Diversified and IRRETI previously announced on February 6, 2007 that Developers Diversified had elected to pay IRRETI shareholders the $14.00 per share merger consideration through a combination of $12.50 in cash and $1.50 in Developers Diversified common shares. The $1.50 per share merger consideration will equate to a 0.021569 common share of Developers Diversified.
The number of Developers Diversified’s common shares that IRRETI shareholders are entitled to receive for each share of IRRETI common stock was determined by dividing $1.50 by $69.543, which was the average closing price of Developers Diversified’s common shares for the 10 trading days immediately preceding the two trading days prior to the IRRETI shareholders’ meeting. The IRRETI shareholders’ meeting is scheduled to take place at IRRETI’s headquarters in Oak Brook, Illinois on February 22, 2007 at 3:00 p.m. CST.
Developers Diversified may revoke its share election and elect to pay the $14.00 per share merger consideration entirely in cash at any time if the revocation would not delay the IRRETI shareholders’ meeting by more than 10 business days.
Developers Diversified
Developers Diversified currently owns and manages approximately 500 retail operating and development properties in 44 states, plus Puerto Rico and Brazil, totaling 117 million square feet. The Company is a self-administered and self-managed real estate investment trust (REIT) operating as a fully integrated real estate company which acquires, develops and leases shopping centers. Additional information about Developers Diversified is available on the Internet at http://www.ddr.com.
Inland Retail Real Estate Trust, Inc.
Inland Retail Real Estate Trust, Inc. is a self-administered and self-managed REIT primarily focused on acquiring, developing and managing community and neighborhood shopping centers in the eastern United States. The Company is a public, non-listed REIT.

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Developers Diversified, IRRETI and their affiliates or industry results or the benefits of the proposed merger to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, approval of the transaction by the shareholders of IRRETI, the satisfaction of closing conditions to the transaction, difficulties encountered in integrating the companies, the marketing and sale of non-core assets, and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company’s filings with the Securities and Exchange Commission. The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
Additional Information and Where to Find It
This press release does not constitute an offer of any securities for sale. In connection with the proposed transaction, Developers Diversified and IRRETI filed a proxy statement/prospectus as part of a registration statement regarding the proposed merger with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement/prospectus because it contains important information about Developers Diversified and IRRETI and the proposed merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by Developers Diversified and IRRETI with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from Developers Diversified and IRRETI by directing such request to: Developers Diversified Realty Corporation, Attention: Investor Relations, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or Inland Retail Real Estate Trust, Inc., Attention: Investor Relations, 2901 Butterfield Road, Oak Brook, Illinois 60523. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material before making any voting or investment decisions with respect to the merger.
Developers Diversified and IRRETI and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of IRRETI in connection with the merger. Information about Developers Diversified and its directors and executive officers, and their ownership of Developers Diversified securities, is set forth in the proxy statement for the 2006 Annual Meeting of Shareholders of Developers Diversified, which was filed with the SEC on April 3, 2006. Information about IRRETI and its directors and executive officers, and their ownership of IRRETI securities, is set forth in the proxy statement for the 2006 Annual Meeting of Shareholders of IRRETI, which was filed with the SEC on October 14, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus. As a result of this transaction, IRRETI does not intend to hold an annual shareholder meeting and instead will hold a special meeting to vote on the proposed merger.